Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 033-52103 and Form S-8 No. 333-74459) pertaining to the Ingles Markets, Incorporated Investment/Profit Sharing Plan of our report dated June 29, 2010, with respect to the financial statements and supplemental schedules of the Ingles Markets, Incorporated Investment/Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Greenville, South Carolina

June 29, 2010